Exhibit 99.1

FOR YOUR INFORMATION:	RE:	Speizman Industries, Inc. 701 Griffith Road Charlotte, NC 28217 NASDAQ SmallCap: SPZN

AT THE COMPANY	AT FRB | WEBER SHANDWICK
Paul R.M. Demmink Chief Financial Officer (704) 559 - 5777		Marilynn Meek, General Info. - (212) 445-8451 Susan Garland, Analyst Info. - (212) 445-8458 Suzie Pileggi, Media Info. - (212) 445-8170

FOR IMMEDIATE RELEASE: August 7, 2003

SPEIZMAN INDUSTRIES RECEIVES AN EXTENSION OF LISTING
ON NASDAQ NATIONAL SMALLCAP MARKET

CHARLOTTE, NC, August 7, 2003 – Speizman Industries, Inc. (NASDAQ SmallCap: SPZN) reported today that, pursuant to a hearing request before a Nasdaq Listing Qualification Panel, the Company received an extension to continue the listing of the Company’s securities on The Nasdaq SmallCap Market until September 29, 2003, by which time the Company must evidence a closing bid price in its stock of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive days.

Speizman Industries is a leader in the sale and distribution of specialized industrial machinery, parts and equipment.  The Company acts as exclusive distributor in the United States, Canada, and Mexico for leading Italian manufacturers of textile equipment and is a leading distributor in the United States of industrial laundry equipment representing several United States manufacturers.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on currently available information and represent the beliefs of the management of the Company.  These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause the results of Speizman Industries to be materially different from any future results expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following:  decreased demand for the Company’s products and services, currency fluctuations, industry condition, liquidity challenges, and other factors many of which are outside the Company’s control.  Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks and uncertainties that could cause the Company’s results to differ materially.  The Company assumes no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements

For additional information on Speizman Industries, please visit the Company's web site at www.speizman.com. To receive Speizman Industries' latest news release and other corporate documents, please contact Gail Gormly at     1-704-559-5777 or email ggormly@speizman.com.

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